SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 1, 2004

Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (858) 452-2323

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On April 1, 2004, Cypress Bioscience, Inc., or the Company, entered into an Underwriting Agreement with Deutsche Bank Securities Inc., CIBC World Markets Corp., Lazard Frères & Co. LLC and Jefferies & Company, Inc., as representatives of the several underwriters, collectively the Underwriters, relating to the sale of 6,000,000 shares of the Company’s common stock at an offering price to the public of $11.50 per share.  The Underwriters have been granted a 30-day option to purchase up to an additional 900,000 shares of common stock from the Company.  The offering of the common stock will be made by means of a prospectus, consisting of a prospectus supplement and a base prospectus, which has been filed with the Securities and Exchange Commission.

Attached as Exhibit 1.1 to this Current Report on Form 8-K is the Underwriting Agreement by and among the Company and Deutsche Bank Securities Inc., CIBC World Markets Corp., Lazard Frères & Co. LLC and Jefferies & Company, Inc., dated April 1, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and among Cypress Bioscience, Inc., Deutsche Bank Securities Inc., CIBC World Markets Corp., Lazard Frères & Co. LLC and Jefferies & Company, Inc., dated April 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.
(Registrant)

Dated: April 2, 2004

	By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
Chief Financial Officer

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement by and among Cypress Bioscience, Inc., Deutsche Bank Securities Inc., CIBC World Markets Corp., Lazard Frères & Co. LLC and Jefferies & Company, Inc., dated April 1, 2004.